UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

As previously disclosed in the Quarterly Report on Form 10-Q filed by Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), on July 9, 2015, pursuant to the indenture, dated as of July 17, 2008 (the “Indenture”), between Walgreen Co., an Illinois corporation and direct, wholly owned subsidiary of the Company (“Walgreens”), and Wells Fargo Bank, National Association, as trustee, notices of redemption were given to (i) holders of 1.800% unsecured notes due 2017 (CUSIP No. 931422AJ8) (the “2017 Notes”) and (ii) holders of 5.25% unsecured notes due 2019 (CUSIP No. 931422AE9) (the “2019 Notes”), in each case, issued by Walgreens under the Indenture.

On August 10, 2015 (the “redemption date”), the 2017 Notes in the aggregate principal amount of $1.0 billion were redeemed in full and $750 million aggregate principal amount of the 2019 Notes were redeemed. The partial redemption of the 2019 Notes resulted in $250 million aggregate principal amount of 2019 Notes remaining outstanding. The redemption price with respect to the 2017 Notes was equal to 101.677% of the aggregate principal amount of such notes to be redeemed, plus accrued interest thereon to, but excluding, the redemption date. The redemption price with respect to the 2019 Notes was equal to 111.734% of the aggregate principal amount of such notes to be redeemed, plus accrued interest thereon to, but excluding, the redemption date.

As previously disclosed in the Current Reports on Form 8-K filed by Walgreens on November 18, 2014 and November 20, 2014, respectively, the Company issued $8.0 billion aggregate principal amount, €750 million aggregate principal amount and £700 million aggregate principal amount, in each case, of unsecured, unsubordinated notes (collectively, the “WBA Notes”). Upon issuance, the WBA Notes were guaranteed on an unsecured and unsubordinated basis by Walgreens (collectively, the “Walgreens Notes Guarantee”) pursuant to guarantee agreements dated as of November 18, 2014 and November 20, 2014, respectively (collectively, the “Guarantee Agreements”). Pursuant to the terms of each Guarantee Agreement, such Guarantee Agreement automatically terminates, and Walgreens’ obligations thereunder are unconditionally released and discharged if and when (i) the aggregate outstanding principal amount of Capital Markets Indebtedness, including the Existing Notes, and Commercial Bank Indebtedness (as each such capitalized term is defined in the applicable Guarantee Agreement), in each case, of Walgreens is less than $2.0 billion and (ii) Walgreens does not guarantee any Capital Markets Indebtedness (other than the WBA Notes) or Commercial Bank Indebtedness, in each case, of the Company. As a result of completing the redemptions described above, the aggregate outstanding principal amount of Capital Markets Indebtedness, including the Existing Notes, and Commercial Bank Indebtedness, in each case, of Walgreens is less than $2.0 billion and Walgreens does not guarantee any Capital Markets Indebtedness (other than the WBA Notes) or Commercial Bank Indebtedness, in each case, of the Company. As such, the Walgreens Notes Guarantee automatically terminated, without penalty to Walgreens or the Company, and the obligations of Walgreens thereunder were unconditionally released and discharged, on August 10, 2015.

As previously disclosed in the Current Report on Form 8-K filed by Walgreens on November 12, 2014, the Company entered into an unsecured Term Loan Credit Agreement (the “Term Loan Agreement”) and an unsecured Revolving Credit Agreement (the “Revolving Credit Agreement”), in each case, with the lenders party thereto and Bank of America, N.A., as administrative agent. In accordance with the terms of each of the Term Loan Agreement and the Revolving Credit Agreement, Walgreens

guaranteed (the “Walgreens Credit Agreement Guarantees”) the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Company’s obligations under the Term Loan Agreement and Revolving Credit Agreement, as applicable. Pursuant to the terms of the Term Loan Agreement and Revolving Credit Agreement, as applicable, each Walgreens Credit Agreement Guarantee automatically terminates, and Walgreens’ obligations thereunder are unconditionally released and discharged if (i) the aggregate outstanding principal amount of Capital Markets Indebtedness, including the Existing Notes, and Commercial Bank Indebtedness (as each such capitalized term is defined in the Term Loan Agreement or Revolving Credit Agreement, as applicable), in each case, of Walgreens is less than $2.0 billion and (ii) Walgreens does not guarantee any Capital Markets Indebtedness or Commercial Bank Indebtedness, in each case, of the Company. As a result of completing the redemptions described above and the release of the Walgreens Notes Guarantee, the aggregate outstanding principal amount of Capital Markets Indebtedness, including the Existing Notes, and Commercial Bank Indebtedness, in each case, of Walgreens is less than $2.0 billion and Walgreens does not guarantee any Capital Markets Indebtedness or Commercial Bank Indebtedness, in each case, of the Company. As such, the Walgreens Credit Agreement Guarantees automatically terminated, without penalty to Walgreens or the Company, and the obligations of Walgreens thereunder were unconditionally released and discharged, on August 10, 2015.

Many of the lenders under the Term Loan Agreement and the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which was included as exhibit 4.3 to the Registration Statement on Form S-3 filed by Walgreens on September 16, 2014 and is incorporated herein by reference. The foregoing summaries of the 2017 Notes, 2019 Notes, Guarantee Agreements, Term Loan Agreement and Revolving Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the relevant documents, which were included as exhibits to the Current Reports on Form 8-K filed by Walgreens on January 13, 2009, September 13, 2012, November 12, 2014, November 18, 2014 or November 20, 2014, respectively, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ Jan Stern Reed
Name:	Jan Stern Reed
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: August 10, 2015